                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made this ________ day of _______, 1998, among Enfinity Corporation ("Enfinity"), [Founding Company], a __________ corporation (the "Company") and [Employee Name] (the "Executive").

         WHEREAS, the Executive is currently employed by the Company; and

         WHEREAS, as a result of the proposed business combination pursuant to that certain Agreement and Plan of Organization among Enfinity, its acquisition subsidiary, the Company and its stockholders (the "Business Combination"), the Company will become a wholly-owned subsidiary of Enfinity; and

         WHEREAS, the parties hereto wish to enter into an employment agreement to employ the Executive as ______________ of the Company following the Business Combination, and to set forth certain additional agreements between the Executive and the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

         1.       TERM.

The Company will employ the Executive, and the Executive will serve the Company, under the terms of this Agreement for an initial term of three (3) years, commencing on the closing date of Enfinity's initial public offering of Common Stock (which also is intended to be the effective date of the Business Combination). Upon the expiration of such initial three-year term and upon each anniversary date thereof, the term of this Agreement shall be extended for an additional one-year period unless, not later than three months prior to each respective renewal date, either party to this Agreement shall have given notice to the other that this Agreement shall not be so extended. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, as provided in Sections 4 and 11 hereof. The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

         2.       EMPLOYMENT.

         (a) POSITION AND REPORTING. The Company hereby employs the Executive for the Employment Period as its__________________ on the terms and conditions set forth in this Agreement. As long as the Executive is _________________ of the Company, the Enfinity Board (as defined below) will support his nomination as director of the Company.

         (b) AUTHORITY AND DUTIES. The Executive shall exercise such authority, perform such executive duties and functions and discharge such responsibilities as are reasonably associated with the Executive's position, commensurate with the authority vested in the Executive's position, pursuant to this Agreement and consistent with the By-Laws of the Company. Without limiting the generality of the foregoing, the Executive shall report directly and be responsible to the President and Chief Operating Officer of Enfinity. During the Employment Period, the Executive shall devote his full business time, skill and efforts to the business of the Company. Notwithstanding the foregoing, the Executive may (i) make and manage passive personal business investments of his choice (in the case of publicly-held corporations, not to exceed one percent (1%) of the outstanding voting stock without the approval of the Board of Directors of Enfinity (the "Enfinity Board") and not to exceed three percent (3%) of the outstanding voting stock with the approval of the Enfinity Board, which approval shall not be unreasonably withheld or delayed) and serve in any capacity with any civic, educational or charitable organization, or any trade association, without seeking or obtaining approval by the Enfinity Board, provided such activities and service do not materially interfere or conflict with the performance of his duties hereunder and (ii) with the approval of the Enfinity Board, which shall not be unreasonably be withheld, serve on the boards of directors of other corporations.

         3.       COMPENSATION AND BENEFITS.

         (a) SALARY. During the Employment Period, the Company shall pay to the Executive, as compensation for the performance of his duties and obligations under this Agreement, a base salary at the rate of $150,000 per annum ($250,000 in the case of Mr. Davis), payable in arrears not less frequently than monthly in accordance with the normal payroll practices of the Company. Such base salary shall be subject to review each year for possible increase by the Board of Directors of the Company (the "Board"), but shall in no event be decreased from its then-existing level during the Employment Period.

         (b) ANNUAL BONUS. During the Employment Period, the Executive shall have the opportunity to earn an annual bonus in accordance with an annual bonus program to be established by the Enfinity Board for senior executives of Enfinity and its subsidiaries, including the Company. The payment of any annual bonus under any such program shall be contingent upon the achievement of certain corporate and/or individual performance goals established by the Enfinity Board in its discretion and shall not exceed an amount equal to the Executive's base salary.

         (c) OTHER BENEFITS. The Executive shall be entitled to receive additional benefits and compensation from the Company or Enfinity in such form and to such extent as specified below:

                  (i) Insurance. The Executive shall be entitled to participate, at the sole cost and expense of Enfinity, in the medical, disability, dental, life and other insurance and benefit plans made available by Enfinity to any of its other officers, directors and key employees.

                  (ii) Business Expenses. The Company shall promptly reimburse the Executive for all business travel and other out-of-pocket expenses reasonably incurred by the Executive in the performance of the Executive's services pursuant to this Agreement. All reimbursable expenses shall be documented in reasonable detail by the Executive upon submission of any request for reimbursement.

                  (iii) Other Perquisites. The Company shall provide the Executive with other executive perquisites as may be available to or deemed appropriate for the Executive by the Board and participation in all other Company-wide employee benefits as available from time to time, including, but not limited to, four (4) weeks of paid vacation per year. The Executive understands that the Enfinity Board will adopt policies with respect to such perquisites of the Company and the other companies being acquired by Enfinity as of the effective date of the Business Combination (the "Other Founding Companies," together with the Company, the "Founding Companies"). In any event, the Executive will receive substantially equivalent perquisites provided by Enfinity to the chief executive officers of the Other Founding Companies.

         (d) INDEMNIFICATION. In connection with any threatened, pending or contemplated claim, demand, liability, action, suit, arbitration or proceeding, whether civil, criminal, administrative or investigative, or any appeal therefrom, whether by or in the right of the Company or Enfinity or otherwise, arising out of or relating to the fact that the Executive is or was a director, officer, employee or agent of the Company and/or Enfinity (or any predecessor of the Company or Enfinity, whether or not incorporated), or is or was serving at the request of the Company and/or Enfinity in any such role for any other corporation or entity, or by reason of anything done or not done by the Executive in any such capacity, the Company and Enfinity hereby expressly agree and shall, jointly and severally, indemnify and hold harmless the Executive, to the fullest extent authorized by law, against any and all expenses (including, without limitation, attorneys' fees and all other costs, expenses or obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal) any such matter), damages, judgments, fines and amounts paid in settlement, as actually and reasonably incurred by the Executive in connection therewith. In the event that both the Executive and the Company and/or Enfinity are made a party to the same action, complaint, suit, arbitration or proceeding, the Company and/or Enfinity, as applicable, agree to engage competent and experienced legal counsel reasonably acceptable to the Executive, and the Executive agrees to use the same legal counsel, provided that if counsel selected by the Company and/or Enfinity, as applicable, could reasonably be expected to have a conflict of interest that prevents such counsel from vigorously representing the Executive, then the Executive shall be entitled to engage separate legal counsel and the Company or Enfinity shall pay all costs, expenses or obligations paid or incurred in connection with such separate legal counsel. Further, while the Executive is expected at all times to use the Executive's best efforts to discharge faithfully his duties under this Agreement, the Executive cannot be held liable to the Company and/or Enfinity for a breach of his duty of care, acts or omissions made in good faith or where the Executive has not exhibited intentional misconduct or performed criminal and fraudulent acts which materially damage the business of the Company and/or Enfinity. The Company or Enfinity shall promptly pay (or advance to the Executive, to the fullest extent authorized by law) on behalf of and for the Executive, upon presentation of invoices, any and all amounts for which indemnification is provided under this Section 3(d). In addition, Enfinity shall purchase and maintain directors' and officers' liability insurance in an amount and in a form customarily held by publicly-traded companies situated similarly to the Company or Enfinity, and the Executive shall be a beneficiary of such policy or policies. Notwithstanding any statement contained in this Agreement to the contrary, the obligations of the Company and Enfinity set forth in this
Section 3(d) shall survive any termination or expiration of this Agreement.

         (e) Other than the employment agreement between William M. Dillard and Enfinity and other than the base salary paid to John W. Davis under his employment agreement with Enfinity and Air Systems, Inc., the employment agreements entered into by the chief executive officers of the Other Founding Companies shall be substantially identical to this Employment Agreement.

         4.       TERMINATION OF EMPLOYMENT.

         (a) TERMINATION FOR CAUSE. This Agreement and Executive's employment may be terminated in any one of the following ways:

                  (i) Death. The death of the Executive shall immediately terminate this Agreement with no severance compensation due to the Executive's estate.

                  (ii) Disability. If, as a result of incapacity due to physical or mental illness or injury, as reasonably determined by the Executive's physician, the Executive shall have been absent from the Executive's full-time duties hereunder for six (6) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such six (6) month period, but which shall not be effective earlier than the last day of such six (6) month period), the Company may terminate the Executive's employment hereunder provided the Executive is unable to resume his full-time duties at the conclusion of such notice period. Also, the Executive may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of the Executive's material duties hereunder hazardous to the Executive's physical or mental health or life, provided that the Executive shall have furnished the Company with a written statement from the Executive's doctor to such effect and provided, further, that, at the Company's request made within thirty (30) days of the date of such written statement, the Executive shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to the Executive or his doctor and such doctor shall have concurred in the conclusion of the Executive's doctor. If the two doctors cannot agree as to whether or not the Executive is so disabled, the two doctors shall designate a third doctor to examine the Executive and a majority of the three doctors so selected shall make such determination. In the event this Agreement is terminated by either party as a result of the Executive's disability, the Company shall continue to compensate the Executive at his then-current base salary until such time as any applicable waiting periods under the Executive's long-term disability policy provided by the Company or Enfinity shall be exhausted and the Executive shall be receiving payments pursuant to such policy.

                  (iii) Good Cause. The Company may terminate this Agreement at any time ten (10) days after delivery of written notice to the Executive for good cause, which shall be: (1) the Executive's willful, material and irreparable breach of this Agreement; (2) the Executive's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice from the Company that specifically identifies the manner in which the Company believes that the Executive has failed to perform such duties and responsibilities) of any of the Executive's material duties and responsibilities hereunder; (3) the Executive's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company which materially and adversely affects the operations or reputation of the Company;
(4) the Executive's conviction of a felony crime; or (5) chronic alcohol abuse or illegal drug abuse by the Executive. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for good cause without (x) reasonable written notice to the Executive setting forth the reasons for the Company's intention to terminate for good cause, (y) an opportunity for the Executive, together with his legal counsel, to be heard before the Board, and
(z) delivery to the Executive of a notice of termination on behalf of the Board setting forth the reasons for such termination. In the event of a termination for good cause, as enumerated above, the Executive shall have no right to any severance compensation.

         (b) WITHOUT CAUSE. At any time during the Employment Period, the Executive may, without cause, terminate this Agreement and the Executive's employment, effective thirty (30) days after written notice is provided to the Company. The Executive may only be terminated without cause by the Company during the Employment Period if such termination is approved by at least two-thirds of the members of the Enfinity Board. Should the Executive's employment be terminated by the Company without cause during the Employment Period, the Executive shall receive from the Company, in a lump-sum payment due on the effective date of termination, an amount equal to two times his then applicable base salary, plus any accrued salary, declared but unpaid bonus, earned but unpaid bonus (pro rated for partial year) and reimbursement of expenses. If the Executive resigns or otherwise terminates his employment without cause pursuant to this Section 4(b) or other than for Good Reason pursuant to Section 4(d), the Executive shall receive no severance compensation.

         (c) CHANGE IN CONTROL. In the event of a "Change in Control" of Enfinity (as defined in Section 11) during the Employment Period, refer to
Section 11 below.

         (d) FOR GOOD REASON. In addition to his other rights set forth in this Agreement, the Executive may terminate this Agreement at any time ten (10) days after delivery of notice to the Board for "good reason," which shall be (i) a material diminution during the Employment Period in the Executive's office, duties or responsibilities (including following any Change in Control), (ii) a material breach by the Company of this Agreement or (iii) relocation of Executive beyond a 75 mile radius of [city where Company is located]. Notwithstanding the foregoing, the Executive may not terminate this Agreement for good reason without providing (x) reasonable written notice to the Board setting forth the reasons for the Executive's intention to terminate for good reason, (y) an opportunity for the Board to meet with the Executive, together with legal counsel, and (z) delivery by the Executive to the Board of a notice of termination for good reason setting forth the reasons for such termination. Should the Executive terminate his employment with the Company pursuant to this Section 4(d), the Executive shall receive from the Company, in a lump-sum payment due on the effective date of termination, an amount equal to two times his then applicable base salary, plus any accrued salary, declared but unpaid bonus, earned but unpaid bonus (pro rated for partial year) and reimbursement of expenses.

         (e)      CONSEQUENCES OF TERMINATION.

                  (i) Upon termination of this Agreement for any reason provided above, the Company shall pay promptly to the Executive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to the Executive only to the extent and in the manner expressly provided in this Agreement; provided, however, that except in the event of termination under Section 4(a)(iii), the Executive shall continue to receive coverage under the group medical care, disability and life insurance benefit plans and other arrangements in which the Executive is participating at the time of termination, for the longer of (A) the then remaining term of employment or
(B) twelve months. Notwithstanding the foregoing, to the extent that the Executive was making payments in connection with such benefits, the Executive shall continue to be responsible for such payments for the duration of such extended coverage. All other rights and obligations of the Company and the Executive under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under Section 3(d) hereof and the Executive's obligations under Sections 5, 6 and 7 hereof shall survive any termination or expiration of this Agreement.

                  (ii) In the event of any termination of the Executive's employment for any reason, the Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due to the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this Section 4 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

                  (iii) Notwithstanding any statement contained in this Agreement or Enfinity's applicable stock option or other stock incentive plans to the contrary, upon any termination or expiration of this Agreement, other than by the Company pursuant to Section 4(a)(iii) (good cause) or by the Executive pursuant to Section 4(b)(without cause): (x) any options or rights to purchase securities of Enfinity shall immediately vest and remain exercisable until the ten year anniversary of the date of grant of such options or rights and (y) any restrictions or forfeiture provisions applicable to any securities of the Company or Enfinity owned beneficially or of record by the Executive (or his spouse or estate) shall immediately lapse.

         5.       CONFIDENTIALITY.

The Executive agrees that he will not at any time during the Employment Period hereof or at any time thereafter for any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of the Company or Enfinity, including, without limiting the generality of the foregoing, any confidential or proprietary techniques, methods or systems of its operation or management, any information regarding its financial matters, or any other material non-public information concerning the business of the Company or Enfinity, its manner of operation, its plans or other material data. The provisions of this Section 5 shall not prevent the disclosure or use of or apply to (i) information that is public knowledge or in the public domain other than as a result of disclosure by the Executive in breach of this Section 5; (ii) information disseminated by the Company or Enfinity to third parties in the ordinary course of business; (iii) information lawfully received by the Executive from a third party who, based upon inquiry by the Executive, is not bound by a confidential relationship to the Company or Enfinity; and (iv) information disclosed under a requirement of law or as compelled or directed by applicable legal authority.

         6.       INVENTIONS.

The Executive is hereby retained in a capacity such that the Executive's responsibilities include the making of technical and managerial contributions of value to the Company or Enfinity. The Executive hereby assigns to the Company or Enfinity all right, title and interest in such contributions and inventions made or conceived by the Executive alone or jointly with others during the Employment Period that relate to the business of the Company or Enfinity. This assignment shall include (a) the right to file and prosecute patent applications on such inventions in any and all countries, (b) the patent applications filed and patents issuing thereon, and (c) the right to obtain copyright, trademark or trade name protection for any such work product. The Executive shall promptly and fully disclose all such contributions and inventions to the Company and shall take reasonable steps to assist the Company and Enfinity (at the Company or Enfinity's cost) in obtaining and protecting the rights therein (including patents thereon) in any and all countries; provided, however, that said contributions and inventions will be the property of the Company or Enfinity, whether or not patented or registered for copyright, trademark or trade name protection, as the case may be. The Executive hereby agrees to execute any documentation reasonably requested by the Company or Enfinity to be so executed if such request is made in order to carry out the purpose and terms of this
Section 6. Inventions conceived by the Executive that are not related to the business of the Company or Enfinity will remain the property of the Executive.

         7. NON-COMPETITION.

The Executive agrees that he shall not during the Employment Period and for two years following the Employment Period, without the approval of the Board, directly or indirectly, alone or as partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder (other than as provided below) of any company or business, engage in any "Competitive Business" within the United States. For purposes of the foregoing, the term "Competitive Business" shall mean any business involved in providing energy or indoor environmental systems or services, which is in direct competition with the Company or Enfinity in any community in which the Company or Enfinity is doing business. Notwithstanding the foregoing, the Executive shall not be prohibited during the non-competition period applicable above from acting as a passive investor in any publicly-held company under the circumstances described in Section 2(b) hereof. During the period that the above non-competition restriction applies, the Executive shall not, without the written consent of the Company or Enfinity, solicit or encourage any employee of the Company or Enfinity or any current or future subsidiary or affiliate thereof to terminate his or her employment.

         8.       BREACH OF RESTRICTIVE COVENANTS.

The parties agree that a breach or violation of Section 5, 6 or 7 hereof will result in immediate and irreparable injury and harm to the innocent party, which party shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligation hereunder.

         9.       NOTICES.

For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when faxed, delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         (a) If to the Company, to such address as shall be its then current principal place of business.

         (b)      If to the Executive, to:

                  Telephone:
                  Telecopy:

or to such other address as a party hereto shall designate to the other party by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

         10.      ARBITRATION: LEGAL FEES.

Except as provided in Section 8 hereof, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Atlanta, Georgia in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company shall reimburse the Executive for all reasonable legal fees and costs and other fees and expenses that the Executive may incur in respect of any dispute or controversy arising against the Company under or in connection with this Agreement; provided, however, that the Company shall not reimburse any such fees, costs and expenses if the fact finder determines that an action brought by the Executive was substantially without merit.

         11.      CHANGE IN CONTROL.

         (a) Unless the Executive elects to terminate this Agreement pursuant to
Section 11(c) below, the Executive understands and acknowledges that Enfinity may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of Enfinity hereunder or that Enfinity may undergo another type of Change in Control.

In the event such a merger or consolidation or other Change in Control is initiated prior to the end of the Employment Period, then the provisions of this
Section 11 shall be applicable.

         (b) In the event of a pending Change in Control wherein Enfinity and the Executive have not received written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of Enfinity's business and/or assets that such successor is willing as of the closing to assume and agree to perform Enfinity's obligations under this Agreement in the same manner and to the same extent that Enfinity is hereby required to perform, then such Change in Control shall be deemed to be a termination of this Agreement by Enfinity without cause during the Employment Period and the applicable portions of Section 4(b) will apply; however, under such circumstances, the amount of the lump-sum severance payment due to the Executive shall be an amount equal to three times his then applicable base salary, plus any accrued salary and declared but unpaid bonus and reimbursement or expenses, and the provisions of Section 7 of this Agreement shall be effective for two years following such date. Notwithstanding any statement contained herein to the contrary, Enfinity shall require, as a condition to any transaction constituting a Change in Control, that any successor to all or any portion of Enfinity's business and/or assets expressly assume and agree to perform Sections 3(d) and 3(e) of this Agreement in the same manner and to the same extent that Enfinity would be required to perform it if no such Change in Control had taken place.

         (c) In any Change in Control, the Executive may elect to terminate this Agreement by providing written notice to the Company at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of Section 4(b) will apply as though the Company had terminated the Agreement without cause during the Employment Period; however, under such circumstances, the amount of the lump-sum severance payment due to the Executive shall be an amount equal to two times his then applicable base salary, plus any accrued salary and declared but unpaid bonus and reimbursement or expenses, and the provisions of Section 7 of this Agreement shall be effective for two years following such date. Notwithstanding any statement contained herein to the contrary, Enfinity shall require, as a condition to any transaction constituting a Change in Control, that any successor to all or any portion of Enfinity's business and/or assets expressly assume and agree to perform Section 3(d) of this Agreement in the same manner and to the same extent that Enfinity would be required to perform it if no such Change in Control had taken place.

         (d) For purposes of applying Section 4 hereof under the circumstances described in (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due the Executive must be paid in full by the Company or Enfinity at or prior to such closing. In addition, notwithstanding anything contained in Enfinity's stock option or other incentive plans, immediately prior to any Change in Control, any options or rights to purchase securities of Enfinity held by the Executive shall immediately vest and become and remain fully exercisable and any restrictions or forfeiture provisions applicable to any securities of Enfinity owned beneficially or of record by the Executive (or his spouse or estate) shall immediately lapse, such that the Executive, at his discretion, may exercise such options or rights prior to the Change in Control and receive the consideration to be received by the stockholders of Enfinity in connection with the Change in Control or convert such options or rights into options or rights to purchase equivalent securities of the acquiring corporation or other entity.

         (e) A "Change in Control" shall be deemed to have occurred if:

                  (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Enfinity or an employee benefit plan of Enfinity, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, of any voting security of Enfinity and immediately after such acquisition, such person, directly or indirectly, is the beneficial owner of voting securities representing 35% or more of the total voting power of all of the then-outstanding voting securities of Enfinity and has a larger percentage of voting securities of Enfinity than any other person, entity or group holding voting securities of Enfinity, unless the transaction pursuant to which such acquisition is made is approved by more than two-thirds (2/3) of the Enfinity Board; or

                  (ii) the following individuals no longer constitute a majority of the members of the Enfinity Board: (A) the individuals who, as of the closing date of Enfinity's IPO, constitute the Enfinity Board (the "Original Directors"); (B) the individuals who thereafter are elected to the Enfinity Board and whose election, or nomination for election, to the Enfinity Board was approved by a vote of more than two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election); and (C) the individuals who are elected to the Enfinity Board and whose election, or nomination for election, to the Enfinity Board was approved by a vote of more than two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election).

                  (iii) there shall be consummated any merger or consolidation of Enfinity in which Enfinity is not the continuing or surviving corporation or pursuant to which shares of Enfinity's capital stock are converted into cash, securities or other property, other than a consolidation or merger of Enfinity in which the holders of Enfinity's voting stock immediately prior to the consolidation or merger, own at least 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction or any sale, lease, exchange or other transfer (in one transaction or a series or transaction contemplated or arranged by any party as a single plan) of all or substantially all of the assets of Enfinity; or

                 (iv) the stockholders of Enfinity approve a plan of complete liquidation of Enfinity; or

                  (v) the sale by Enfinity of voting securities representing 50% or more of the voting power of the Company or all or substantially all of the assets of the Company, or the liquidation or dissolution of the Company, or any merger, consolidation or reorganization of the Company with or into any corporation or other entity.

         (f) The Executive must be notified in writing by the Company at any time that the Company, Enfinity or any member of either of their Boards anticipates that a Change in Control may take place.

         12.      WAIVER OF BREACH.

Any waiver of any breach of the Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part of the Executive, the Company or Enfinity.



         13.      NON-ASSIGNMENT: SUCCESSORS.

Neither party hereto may assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that (i) subject to the rights of the Executive under Section 11 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company or Enfinity upon any sale of all or substantially all of the assets of the Company, or upon any merger, consolidation or reorganization of the Company or Enfinity with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company; (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns or designees of the Executive to the extent of any payments due to the Executive hereunder; and (iii) this Agreement shall inure to the benefit of the Company. As used in this Agreement, the term "the Company" shall be deemed to refer to any such successor or assign of the Company referred to in the preceding sentence. Notwithstanding any statement contained in this Agreement to the contrary, the Company agrees to and shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's legal representative in the event of mental incapacity or by the Executive's duly appointed executors or administrators in the event of the Executive's death. If the Executive should die while any amounts are payable to him hereunder, all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's estate.

         14.      WITHHOLDING OF TAXES.

All payments required to be made by the Company to the Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, and other payroll deductions as Enfinity may reasonably determine it should withhold pursuant to any applicable law or regulation.

         15.      SEVERABILITY.

To the extent any provision of this Agreement or portion thereof shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

         16.      COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         17.      GOVERNING LAW.

This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the choice of law provisions of such state.

         18.      ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement by the Company and the Executive with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Executive and the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of ____________, 1998.

                                     [FOUNDING COMPANY]

                                      By:----------------------------------
                                         Name:
                                         Title:

                                      THE EXECUTIVE

                                         ----------------------------------
                                         Name:

                                      ENFINITY CORPORATION*

                                      By: ---------------------------------
                                          Name:  Rodney C. Gilbert
                                          Title: Chief Executive Officer

* By execution hereof, Enfinity Corporation hereby guarantees all of the obligations of the Company hereunder.